EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diversicare Healthcare Services, Inc.
Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-134905, 333-151565, 333-167630, 333-212928 and 333-219696) of Diversicare Healthcare Services, Inc. of our report dated February 28, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 28, 2019